EXHIBIT 99.1

Golden Matrix Enters into Agreement with Playson Ltd to Expand GMGI’s Gaming

Portfolio and Its Share in the Online Gaming Market

LAS VEGAS – July 19, 2021 - Golden Matrix Group, Inc. (OTC: GMGI), a developer and licenser of online gaming platforms, systems and gaming content, today announced it has entered into an agreement with Playson Ltd, a leading international game developer providing cutting-edge innovative content in over 17 regulated jurisdictions.

According to the agreement, Playson’s entire portfolio of games, including fan-favorites such as Buffalo Power: Hold and Win, Solar Queen and Legend of Cleopatra: Megaways™, will be featured on GMGI’s state-of-the-art GM-X platform that currently services 488 plus operators and their 4.6 million registered users in the Asia Pacific (APAC) region. The portfolio will also be integrated with GMGI’s aggregate platform (GM-Ag), soon to be launched and expected to be adopted globally by numerous gaming operators in the second half of 2021 and beyond.

“We are excited by this opportunity to further strengthen our brand and market share through the addition of Playson’s state-of-the-art and extremely popular games,” said Golden Matrix CEO Brian Goodman, who contined, “We are confident that these new games will be received enthusiastically by our operators and users on the GM-X platform, and expect this to be an added catalyst for our expansion into new vertical and geographic markets through the GM-Ag platform. The addition of the Playson portfolio for the benefit of all our current and future operators represents another significant step in our efforts to upgrade GMGI’s content offerings and ensure continued revenue growth and success.”

Blanka Homor, Sales Director at Playson, said, “We are delighted to be teaming up with Golden Matrix Group, a leading system provider. As a result of this content distribution deal with Golden Matrix Group, Playson will strengthen its position in the APAC region; and we look forward to entertaining its player base with our diverse range of games.”

About Playson Ltd

Since 2012, Malta-based Playson Ltd has been a leading gambling content developer and provider, with a successful portfolio of online games utilized by a wide range of highly-respected iGaming operators and aggregators. From engaging math and mechanics within the games, to value-adding promotional features, promotional consultancy and regular in-house network promotions, Playson is well-positioned to meet the needs of the most ambitious and advanced iGaming businesses.

About Golden Matrix

Golden Matrix Group, Inc., based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company's platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the company to manage growth and complete acquisitions, and the availability of, and terms of, the funding for such acquisitions; disruptions caused by acquisitions; the company’s reliance on its management; the fact that the company’s chief executive officer has voting control over the company; related party relationships; the potential effect of economic downturns and market conditions on the company’s operations and prospects; the company’s ability to protect proprietary information; the ability of the company to compete in its market; the company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the company’s products. The company undertakes no obligation to publicly update or revise any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made.

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Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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